Registration No. 033-60177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JO-ANN STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0720629

(State of Incorporation)	(I.R.S. Employer Identification No.)

5555 Darrow Road
Hudson, Ohio	44236

(Address of Principal Executive Offices)	(Zip Code)
1994 Executive Incentive Plan
(Full Title of the Plan)
David Goldston
5555 Darrow Road
Hudson, Ohio 44236
(330) 656-2600
(Name, address, zip code, telephone number,
and area code of Agent for Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY PARAGRAPH
          On June 12, 1995, Jo-Ann Stores, Inc. filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 033-60177) registering 500,000 Common Shares and an indeterminate amount of plan interests to be issued pursuant to the 1994 Executive Incentive Plan (the “Plan”). The Plan terminated on January 31, 2004, and no awards remain outstanding under the Plan. Therefore, the purpose of this Post-Effective Amendment No. 1 is to deregister, as of the effective date of this Post-Effective Amendment No. 1 to Form S-8, any securities registered, but not issued, under this Registration Statement.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on March 5, 2009.

JO-ANN STORES, INC.
By:	/s/ David Goldston
David Goldston
Senior Vice President, General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Darrell Webb* Darrell Webb	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 4, 2009

/s/ James Kerr* James Kerr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2009

/s/ Scott Cowen* Scott Cowen	Director	March 4, 2009

/s/ Joseph DePinto* Joseph DePinto	Director	March 4, 2009

/s/ Ira Gumberg* Ira Gumberg	Director	March 4, 2009

/s/ Patricia Morrison* Patricia Morrison	Director	March 4, 2009

/s/ Frank Newman* Frank Newman	Director	March 4, 2009

/s/ David Perdue* David Perdue	Director	March 4, 2009

/s/ Beryl Raff* Beryl Raff	Director	March 4, 2009

/s/ Alan Rosskamm* Alan Rosskamm	Director	March 4, 2009

/s/ Tracey Travis* Tracey Travis	Director	March 4, 2009
          The undersigned, by signing his name hereto, executes this Post-Effective Amendment No. 1 to Registration Statement pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as Exhibit 24 hereto.

By:	*/s/ David Goldston
David Goldston, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney.